UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   March 15, 2013

OphthaliX Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Bareket St, Petach Tikva, Israel	49170
(Address of Principal Executive Offices)	(Zip Code)

1656 Reunion Avenue, Suite 250, South Jordan, UT 84095
(Former Address)

Registrant’s telephone number, including area code:  +(972) 39241114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01

Other Events.

On March 15, 2013, the Company issued a press release in regard to the company announcing that patient enrollment for the phase 3 study of CF101 for the treatment of Dry Eye Syndrome has been completed. The final results of the study are expected to be announced in the fourth quarter this year.  A copy of the press release is included with this report.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

99.1

Press Release, dated March 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OphthaliX Inc.

Date:  March 15, 2013

By /s/ Barak Singer

Barak Singer, Chief Executive Officer

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